Exhibit 99.1

FOR IMMEDIATE RELEASE

Orion Office REIT Inc. Announces Third Quarter 2024 Results

- Completed 832,000 Square Feet of Leasing Year-to-Date, Including 254,000 Square Feet in the Quarter -
- Acquired One 97,000 Square Foot Property in San Ramon, California for $34.6 Million -
- Declares Dividend for Fourth Quarter 2024 -
- Updated 2024 Outlook -

Phoenix, AZ, November 7, 2024 -- Orion Office REIT Inc. (NYSE: ONL) (“Orion” or the “Company”), a fully-integrated real estate investment trust (“REIT”) focused on the ownership, acquisition and management of a diversified portfolio of single-tenant net lease office properties located across the United States, announced today its operating results for the third quarter ended September 30, 2024.
Paul McDowell, Orion’s Chief Executive Officer, commented, “We are excited to have successfully leased over 830,000 square feet to date in 2024. We are also proud of our efficient capital recycling from past dispositions and the addition of a strategically located, highly desirable flex/lab/R&D facility in California this quarter. We believe that this property not only enhances our portfolio’s weighted average lease term which increased to 5.0 years at quarter end and cash flow but will also modestly offset some of the anticipated and previously communicated financial impacts from asset sales and lease expirations. We also intend to continue to execute on our aggressive strategy to reposition the Orion portfolio through asset sales, with 19 properties representing almost 2.0 million square feet sold since our spin off, not including our pipeline of potential sales. These efforts have so far helped us reduce carrying costs and maintain a low leverage balance sheet that we believe will support us as we further stabilize our portfolio and fully experience the financial impacts in the coming year resulting from operating a much smaller portfolio. We firmly believe that our strong efforts to reposition our portfolio, coupled with an improved leasing environment will better position the Company for growth in the outer years.”
Third Quarter 2024 Financial and Operating Highlights
•Total revenues of $39.2 million
•Net loss attributable to common stockholders of $(10.2) million, or $(0.18) per share
•Funds from Operations (“FFO”) of $10.1 million, or $0.18 per share
•Core FFO of $12.0 million, or $0.21 per share
•EBITDA and EBITDAre of $18.9 million and Adjusted EBITDA of $19.1 million
•Net Debt to Annualized Year-to-Date Adjusted EBITDA of 5.60x
Financial Results
During the third quarter 2024, the Company generated total revenues of $39.2 million, as compared to $49.1 million in the same quarter of 2023. The Company’s net loss attributable to common stockholders was $(10.2) million, or $(0.18) per share, during the third quarter of 2024, as compared to $(16.5) million, or $(0.29) per share, reported in the same quarter of 2023. Core FFO for the third quarter of 2024 was $12.0 million, or $0.21 per share, as compared to $24.1 million, or $0.43 per share in the same quarter of 2023.

Leasing Activity
During the third quarter 2024, the Company entered into the following lease renewals (square feet in thousands):

Location	New Lease or Renewal	Square Feet	Term	Previous Expiration	New Expiration
Longmont, Colorado	Renewal	152	10.0 years	September 2024	September 2034
Nashville, Tennessee	Renewal	55	5.0 years	September 2025	September 2030
Blair, Nebraska	Renewal	30	10.0 years	December 2024	December 2034
Dallas, Texas	Renewal	17	10.0 years	October 2024	October 2034
Acquisition Activity
During the third quarter 2024, the Company acquired one 97,000 square foot flex/lab/R&D facility in San Ramon, California for $34.6 million. The property is fully leased to a single tenant with a remaining term of 15.0 years as of the acquisition date.
Disposition Activity
During October 2024, the Company declined to allow the proposed buyer of the Company’s six-property former Walgreens campus in Deerfield, Illinois to extend the approval period without additional deposit funds at risk, and consequently the proposed buyer elected to terminate the purchase and sale agreement. The Company still intends to sell the properties and has commenced re-marketing the portfolio for sale.
During November 2024, the Company closed on one vacant property disposition for 68,000 square feet and a gross sales price of $3.2 million. As of November 7, 2024, the Company also has agreements in place to sell two Operating Properties for an aggregate gross sales price of $21.5 million. The Company’s pending sale agreements are subject to a variety of conditions outside of our control, such as the buyer’s satisfactory completion of its due diligence and receipt of governmental approvals, and therefore, we cannot provide any assurance the transactions will close on the agreed upon price or other terms, or at all.
Real Estate Portfolio
The Company’s real estate portfolio consisted of 70 Operating Properties as well as a 20% ownership interest in the Arch Street Joint Venture, the Company’s Unconsolidated Joint Venture with an affiliate of Arch Street Capital Partners, LLC, comprising six properties. The Company’s Occupancy Rate was 74.6%, with 74.4% of Annualized Base Rent derived from Investment-Grade Tenants, and the portfolio’s Weighted Average Remaining Lease Term was 5.0 years. The Company’s Occupancy Rate was 76.9% adjusted for three Operating Properties that are currently under agreements to be sold or have been sold following September 30, 2024.
The Unconsolidated Joint Venture owned six real estate assets which had an Occupancy Rate of 100%, with 40.4% of Annualized Base Rent derived from Investment-Grade Tenants and a Weighted Average Remaining Lease Term of 5.5 years.
Balance Sheet and Liquidity
As of September 30, 2024, the Company had total debt of $512.1 million, comprising $130.0 million under the Company’s credit facility revolver, $355.0 million under the Company’s securitized mortgage loan (the “CMBS Loan”) and $27.1 million which represents the Company’s pro rata share of mortgage indebtedness of the Unconsolidated Joint Venture. The Unconsolidated Joint Venture mortgage debt is scheduled to mature in November 2024 and includes two successive one-year options to extend the maturity an additional 24 months until November 2026, which may be exercised if applicable conditions are met. In October 2024, the Unconsolidated Joint Venture and its lenders entered into an amendment to the loan agreement. In connection with the amendment, the Unconsolidated Joint Venture exercised the first extension option and is working with the lenders to satisfy all extension conditions.
The Company had $237.3 million of liquidity, comprising $17.3 million cash and cash equivalents, including the Company’s pro rata share of cash from the Unconsolidated Joint Venture, as well as $220.0 million of available capacity on the credit facility revolver.
Dividend
On November 6, 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.10 per share for the fourth quarter of 2024, payable on January 15, 2025, to stockholders of record as of December 31, 2024.

2024 Outlook
The Company is narrowing its 2024 Core FFO guidance range to reflect greater certainty in its estimates for the remainder of the year. The Company’s 2024 General and Administrative Expenses and Net Debt to Adjusted EBITDA guidance ranges are unchanged from last quarter.

	Low		High
Core FFO per share	$0.99	-	$1.01
General and Administrative Expenses	$19.5 million	-	$20.5 million
Net Debt to Adjusted EBITDA	6.2x	-	6.6x
The Company’s guidance is based on current plans and assumptions and subject to the risks and uncertainties more fully described in the Company’s filings with the SEC. The Company reminds investors that its guidance estimates include assumptions with regard to rent receipts and property operating expense reimbursements, the amount and timing of acquisitions, dispositions, leasing transactions, capital expenditures, interest rate fluctuations and expected borrowings, and other factors. These assumptions are uncertain and difficult to accurately predict and actual results may differ materially from our estimates. See “Forward-Looking Statements” below.
Webcast and Conference Call Information
Orion will host a webcast and conference call to review its results at 10:00 a.m. ET on Friday, November 8, 2024. The webcast and call will be hosted by Paul McDowell, Chief Executive Officer and President, and Gavin Brandon, Chief Financial Officer, Executive Vice President and Treasurer. To participate, the webcast can be accessed live by visiting the “Investors” section of Orion’s website at onlreit.com/investors. To join the conference call, callers from the United States and Canada should dial 1-877-407-3982, and international callers should dial 1-201-493-6780, ten minutes prior to the scheduled call time.
Replay Information
A replay of the webcast may be accessed by visiting the “Investors” section of Orion’s website at onlreit.com/investors. The conference call replay will be available after 1:00 p.m. ET on Friday, November 8, 2024 through 11:59 p.m. ET on Friday, November 22, 2024. To access the replay, callers may dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and use passcode, 13748632.
Non-GAAP Financial Measures
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release and the accompanying quarterly supplemental information as of and for the quarter ended September 30, 2024 (the “Supplemental Information Package”) contain certain financial measures that are not prepared in accordance with GAAP, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Funds Available for Distribution (“FAD”), Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), and Adjusted EBITDA. Please see the attachments to this press release for how Orion defines these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.
About Orion Office REIT Inc.
Orion Office REIT Inc. is an internally-managed real estate investment trust engaged in the ownership, acquisition and management of a diversified portfolio of office buildings located in high-quality suburban markets across the United States and leased primarily on a single-tenant net lease basis to creditworthy tenants. The Company was founded on July 1, 2021, spun-off from Realty Income (NYSE: O) on November 12, 2021 and began trading on the New York Stock Exchange on November 15, 2021. The Company is headquartered in Phoenix, Arizona and has an office in New York, New York. For additional information on the Company and its properties, please visit onlreit.com.
Investor Relations Contact:
Email: investors@onlreit.com
Phone: 602-675-0338

About the Data
This data and other information described herein are as of and for the three and nine months ended September 30, 2024, unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with the consolidated and combined financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations sections contained in Orion Office REIT Inc.'s (the "Company," "Orion," "us," "our" and "we") Quarterly Reports on Form 10-Q for the periods ended September 30, 2024, June 30, 2024 and March 31, 2024 and the Annual Report on Form 10-K for the year ended December 31, 2023.
Definitions
Annualized Base Rent is the monthly aggregate cash amount charged to tenants under our leases (including monthly base rent receivables and certain fixed contractually obligated reimbursements by our tenants), as of the final date of the applicable period, multiplied by 12, including the Company's pro rata share of such amounts related to the Unconsolidated Joint Venture. Annualized Base Rent is not indicative of future performance.
Average Capitalization Rate represents annualized average estimated Cash NOI of the property over the tenant's lease term divided by gross purchase price.
Cash Capitalization Rate represents annualized first year estimated Cash NOI of the property divided by gross purchase price.
CPI refers to a lease in which base rent is adjusted based on changes in a consumer price index.
Credit Rating of a tenant refers to the Standard & Poor's or Moody's credit rating and such rating also may reflect the rating assigned by Standard & Poor's or Moody's to the lease guarantor or the parent company as applicable.
Double Net Lease ("NN") is a lease under which the tenant agrees to pay all operating expenses associated with the property (e.g., real estate taxes, insurance, maintenance), but excludes some or all major repairs (e.g., roof, structure, parking lot, in each case, as further defined in the applicable lease).
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") and Adjusted EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to the Unconsolidated Joint Venture. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Adjusted EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Adjusted EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as transaction related expenses and spin related expenses. We also exclude certain non-cash items such as impairments of intangible and right of use assets, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, amortization of intangibles, above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities and our pro rata share of Adjusted EBITDA adjustments related to the Unconsolidated Joint Venture. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDAre and Adjusted EBITDA should not be considered as an alternative to net income (loss), as determined under GAAP. The Company uses Adjusted EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
Enterprise Value equals the sum of the Implied Equity Market Capitalization and Net Debt, in each case, as of an applicable date.
Fixed Charge Coverage Ratio is (a) Adjusted EBITDA divided by (b) the sum of (i) Interest Expense, excluding non-cash amortization and (ii) secured debt principal amortization on Adjusted Principal Outstanding. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.

Fixed Dollar or Percent Increase refers to a lease that requires contractual rent increases during the term of the lease agreement. A Fixed Dollar or Percent Increase lease may include a period of free rent at the beginning or end of the lease.
Flat refers to a lease that requires equal rent payments, with no contractual increases, throughout the term of the lease agreement. A Flat lease may include a period of free rent at the beginning or end of the lease.
Funds Available for Distribution ("FAD")
Funds available for distribution, as defined by the Company, represents Core FFO, as defined below, modified to exclude capital expenditures and leasing costs, as well as certain non-cash items such as amortization of above market leases, net of amortization of below market lease liabilities, straight-line rental revenue, amortization of the Unconsolidated Joint Venture basis difference and our pro rata share of FAD adjustments related to the Unconsolidated Joint Venture. Management believes that adjusting these items from Core FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides useful information regarding the Company's ability to fund its dividend.
However, not all REITs calculate FAD and those that do may not calculate FAD the same way, so comparisons with other REITs may not be meaningful. FAD should not be considered as an alternative to net income (loss) or cash flow provided by (used in) operating activities as determined under GAAP.
Nareit Funds from Operations ("Nareit FFO" or "FFO") and Core Funds from Operations ("Core FFO")
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of the Company. FFO is not equivalent to our net income (loss) as determined under GAAP.
Nareit defines FFO as net income (loss) computed in accordance with GAAP adjusted for gains or losses from disposition of real estate assets, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to the Unconsolidated Joint Venture. We calculate FFO in accordance with Nareit's definition described above.
In addition to FFO, we use Core FFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. Core FFO, as defined by the Company, excludes from FFO items that we believe do not reflect the ongoing operating performance of our business such as transaction related expenses, spin related expenses, amortization of deferred lease incentives, amortization of deferred financing costs, equity-based compensation, amortization of premiums and discounts on debt, net and gains or losses on extinguishment of swaps and/or debt, and our pro rata share of Core FFO adjustments related to the Unconsolidated Joint Venture.
We believe that FFO and Core FFO allow for a comparison of the performance of our operations with other publicly-traded REITs, as FFO and Core FFO, or a substantially similar measure, are routinely reported by publicly-traded REITs, each adjust for items that we believe do not reflect the ongoing operating performance of our business and we believe are often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and Core FFO, in addition to net income (loss), as determined under GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and Core FFO the same way, so comparisons with other REITs may not be meaningful. FFO and Core FFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate Core FFO and its use as a non-GAAP financial performance measure.
GAAP is an abbreviation for generally accepted accounting principles in the United States.
Gross Lease is a lease under which the landlord is responsible for all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs).
Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties and the Company's pro rata share of such amounts related to properties owned by the Unconsolidated Joint Venture, net of gross intangible lease liabilities. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined under GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.

GSA CPI refers to a General Services Administration ("GSA") lease that includes a contractually obligated operating cost component of rent which is adjusted annually based on changes in a consumer price index.
Implied Equity Market Capitalization equals shares of common stock outstanding as of an applicable date, multiplied by the closing sale price of the Company's stock as reported on the New York Stock Exchange on such date.
Industry is derived from the Global Industry Classification Standard ("GICS") Methodology that was developed by Morgan Stanley Capital International ("MSCI") in collaboration with S&P Dow Jones Indices to establish a global, accurate, complete and widely accepted approach to defining industries and classifying securities by industry.
Interest Coverage Ratio equals Adjusted EBITDA divided by Interest Expense, excluding non-cash amortization. Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations.
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's pro rata share of the Unconsolidated Joint Venture's interest expense incurred on its outstanding principal balance. This measure excludes the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined under GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
Investment-Grade Tenants are those with a Credit Rating of BBB- or higher from Standard & Poor’s or a Credit Rating of Baa3 or higher from Moody’s. The ratings may reflect those assigned by Standard & Poor’s or Moody’s to the lease guarantor or the parent company, as applicable.
Leased Rate equals the sum of Leased Square Feet divided by Rentable Square Feet and includes the Company’s pro rata share of such amounts related to the Unconsolidated Joint Venture, in each case, as of an applicable date.
Leased Square Feet is Rentable Square Feet leased for which revenue recognition has commenced in accordance with GAAP and signed leases for vacant space with future commencement dates and includes such amounts related to the Unconsolidated Joint Venture.
Modified Gross Lease is a lease under which the landlord is responsible for most expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs), but passes through some operating expenses to the tenant.
Month-to-Month refers to a lease that is outside of the contractual lease expiration, but the tenant has not vacated and continues to pay rent which may also include holdover rent if applicable.
Net Debt, Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's pro rata share of the Unconsolidated Joint Venture's outstanding principal debt balance. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined under GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's pro rata share of the Unconsolidated Joint Venture's cash and cash equivalents, and less cash deposited with the credit facility lenders that was, in accordance with the terms of the credit facility revolver, used to prepay borrowings upon expiration or termination of the Company’s interest rate swap agreements. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments.

Net Operating Income ("NOI") and Cash NOI
NOI is a non-GAAP performance measure used to evaluate the operating performance of a real estate company. NOI represents total revenues less property operating expenses and excludes fee revenue earned for services to the Unconsolidated Joint Venture, impairment, depreciation and amortization, general and administrative expenses, transaction related expenses and spin related expenses. Cash NOI excludes the impact of certain GAAP adjustments included in rental revenue, such as straight-line rental revenue, amortization of above-market intangible lease assets and below-market lease intangible liabilities, and amortization of deferred lease incentives. Cash NOI includes the pro rata share of such amounts from properties owned by the Unconsolidated Joint Venture. It is management's view that NOI and Cash NOI provide investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. NOI and Cash NOI should not be considered as an alternative to operating income in accordance with GAAP. Further, NOI and Cash NOI may not be comparable to similarly titled measures of other companies.
Non-Operating Properties refers to all properties owned and consolidated by the Company as of the applicable date which have been excluded from Operating Properties due to the properties being repositioned, redeveloped, developed or held for sale.
Occupancy Rate equals the sum of Occupied Square Feet divided by Rentable Square Feet and includes the Company's pro rata share of such amounts related to the Unconsolidated Joint Venture, in each case, as of an applicable date.
Occupied Square Feet is Rentable Square Feet leased for which revenue recognition has commenced in accordance with GAAP and includes such amounts related to the Unconsolidated Joint Venture.
Operating Properties refers to all properties owned and consolidated by the Company as of the applicable date, excluding Non-Operating Properties.
Property Operating Expense includes reimbursable and non-reimbursable costs to operate a property, including real estate taxes, utilities, insurance, repairs, maintenance, legal, property management fees, etc.
Rentable Square Feet is leasable square feet of Operating Properties and the Company's pro rata share of leasable square feet of properties owned by the Unconsolidated Joint Venture.
Triple Net Lease ("NNN") is a lease under which the tenant agrees to pay all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs in accordance with the lease terms).
Unconsolidated Joint Venture means the Company's investment in the unconsolidated joint venture with an affiliate of Arch Street Capital Partners, LLC.
Unencumbered Asset Ratio equals Unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.
Unencumbered Gross Real Estate Investments equals Gross Real Estate Investments, excluding Gross Real Estate Investments related to properties serving as collateral for the Company's CMBS Loan and the Company's pro rata share of properties owned by the Unconsolidated Joint Venture that are pledged as collateral under mortgage debt. Unencumbered Gross Real Estate Investments includes otherwise unencumbered properties which are part of the unencumbered property pool under our credit facility and therefore generally are not available to simultaneously serve as collateral under other borrowings.
Weighted Average Remaining Lease Term is the number of years remaining on each respective lease as of the applicable date, weighted based on Annualized Base Rent and includes the years remaining on each of the respective leases of the Unconsolidated Joint Venture, weighted based on the Company's pro rata share of Annualized Base Rent related to the Unconsolidated Joint Venture.

Forward-Looking Statements
Information set forth in this press release includes “forward-looking statements” which reflect the Company's expectations and projections regarding future events and plans, future financial condition, results of operations, liquidity and business, including leasing and occupancy, acquisitions, dispositions, rent receipts, expected borrowings and financing costs and the payment of future dividends. Generally, the words "anticipates," "assumes," "believes," "continues," "could," "estimates," "expects," "goals," "intends," "may," "plans," "projects," "seeks," "should," "targets," "will," "guidance," variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available to the Company and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which may be difficult to predict and beyond the Company's control, that could cause actual events and plans or could cause the Company's business, 2024 financial outlook, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. Further, information regarding historical rent collections should not serve as an indication of future rent collections. We disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as may be required by law.
The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements:
•the risk of rising interest rates, including that our borrowing costs may increase and we may be unable to extend or refinance our debt obligations on favorable terms and in a timely manner, or at all;
•the risk of inflation, including that our operating costs, such as insurance premiums, utilities, real estate taxes, capital expenditures and repair and maintenance costs, may rise;
•conditions associated with the global market, including an oversupply of office space, tenant credit risk and general economic conditions and geopolitical conditions;
•the extent to which changes in workplace practices and office space utilization, including remote and hybrid work arrangements, will continue and the impact that may have on demand for office space at our properties;
•our ability to acquire new properties and sell non-core assets on favorable terms and in a timely manner, or at all;
•our ability to comply with the terms of our credit agreements or to meet the debt obligations on our properties;
•our ability to access the capital markets to raise additional equity or refinance maturing debt on favorable terms and in a timely manner, or at all;
•changes in the real estate industry and in performance of the financial markets and interest rates and our ability to effectively hedge against interest rate changes;
•the risk of tenants defaulting on their lease obligations, which is heightened due to our focus on single-tenant properties;
•our ability to renew leases with existing tenants or re-let vacant space to new tenants on favorable terms and in a timely manner, or at all;
•the cost of rent concessions, tenant improvement allowances and leasing commissions;
•the potential for termination of existing leases pursuant to tenant termination rights;
•the amount, growth and relative inelasticity of our expenses;
•risks associated with the ownership and development of real property;
•risks accompanying our investment in and the management of OAP/VER Venture, LLC (the “Arch Street Joint Venture”), our unconsolidated joint venture, in which we hold a non-controlling ownership interest, including that our joint venture partner may fail to fund its share of required capital contributions and that the unconsolidated joint venture may be unable to satisfy the extension conditions or otherwise extend or refinance its outstanding mortgage debt on or prior to maturity;
•our ability to close pending real estate transactions, which may be subject to conditions that are outside of our control;
•our ability to accurately forecast the payment of future dividends on our common stock, and the amount of such dividends;
•risks associated with acquisitions, including the risk that we may not be in a position, or have the opportunity in the future, to make suitable property acquisitions on advantageous terms and/or that such acquisitions will fail to perform as expected;
•risks associated with the fact that we have a limited operating history and our future performance is difficult to predict;
•our properties may be subject to impairment charges;
•risks resulting from losses in excess of insured limits or uninsured losses;
•risks associated with the potential volatility of our common stock; and

•the risk that we may fail to maintain our income tax qualification as a real estate investment trust.
Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

ORION OFFICE REIT INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	(Unaudited)
	September 30, 2024	December 31, 2023
Assets
Real estate investments, at cost:
Land	$234,980	$223,264
Buildings, fixtures and improvements	1,089,798	1,097,132
Total real estate investments, at cost	1,324,778	1,320,396
Less: accumulated depreciation	180,683	158,791
Total real estate investments, net	1,144,095	1,161,605
Accounts receivable, net	24,144	24,663
Intangible lease assets, net	101,501	126,364
Cash and cash equivalents	16,564	22,473
Other assets, net	82,567	88,828
Total assets	$1,368,871	$1,423,933

Liabilities and Equity
Mortgages payable, net	$353,373	$352,856
Credit facility revolver	130,000	116,000
Accounts payable and accrued expenses	32,237	30,479
Below-market lease liabilities, net	21,328	8,074
Distributions payable	5,595	5,578
Other liabilities, net	24,010	23,943
Total liabilities	566,543	536,930

Common stock	56	56
Additional paid-in capital	1,146,924	1,144,636
Accumulated other comprehensive loss	(102)	(264)
Accumulated deficit	(345,946)	(258,805)
Total stockholders' equity	800,932	885,623
Non-controlling interest	1,396	1,380
Total equity	802,328	887,003
Total liabilities and equity	$1,368,871	$1,423,933

ORION OFFICE REIT INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Rental	$38,976	$48,876	$125,894	$150,690
Fee income from unconsolidated joint venture	202	200	605	600
Total revenues	39,178	49,076	126,499	151,290
Operating expenses:
Property operating	16,643	15,506	48,399	46,337
General and administrative	4,468	4,367	13,961	13,241
Depreciation and amortization	19,913	27,013	83,031	83,056
Impairments	—	11,403	25,365	26,976
Transaction related	105	101	382	356
Total operating expenses	41,129	58,390	171,138	169,966
Other (expenses) income:
Interest expense, net	(8,170)	(7,380)	(24,374)	(21,741)
Gain on disposition of real estate assets	—	18	—	18
Loss on extinguishment of debt, net	—	—	(1,078)	(504)
Other income, net	208	437	580	638
Equity in loss of unconsolidated joint venture, net	(218)	(108)	(497)	(326)
Total other (expenses) income, net	(8,180)	(7,033)	(25,369)	(21,915)
Loss before taxes	(10,131)	(16,347)	(70,008)	(40,591)
Provision for income taxes	(76)	(160)	(226)	(505)
Net loss	(10,207)	(16,507)	(70,234)	(41,096)
Net income attributable to non-controlling interest	(10)	(12)	(16)	(38)
Net loss attributable to common stockholders	$(10,217)	$(16,519)	$(70,250)	$(41,134)

Weighted-average shares outstanding - basic and diluted	55,948	56,543	55,887	56,621
Basic and diluted net loss per share attributable to common stockholders	$(0.18)	$(0.29)	$(1.26)	$(0.73)

ORION OFFICE REIT INC.
FFO, CORE FFO AND FAD
(In thousands, except for per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss attributable to common stockholders	$(10,217)	$(16,519)	$(70,250)	$(41,134)
Adjustments:
Depreciation and amortization of real estate assets	19,875	26,988	82,929	82,982
Gain on disposition of real estate assets	—	(18)	—	(18)
Impairment of real estate	—	11,403	25,365	26,976
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	464	463	1,392	1,388
FFO attributable to common stockholders	$10,122	$22,317	$39,436	$70,194
Transaction related	105	101	382	356
Amortization of deferred financing costs	920	933	2,758	3,041
Amortization of deferred lease incentives, net	126	(14)	373	187
Equity-based compensation	725	687	2,450	1,902
Loss on extinguishment of debt, net	—	—	1,078	504
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	29	29	86	87
Core FFO attributable to common stockholders	$12,027	$24,053	$46,563	$76,271
Amortization of above and below market leases, net	(58)	(346)	(1,024)	(835)
Straight-line rental revenue	1,283	(1,369)	974	(6,328)
Unconsolidated Joint Venture basis difference amortization	114	113	341	360
Capital expenditures and leasing costs	(6,057)	(8,359)	(15,821)	(13,869)
Other adjustments, net	80	66	262	271
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	(22)	(40)	(65)	(121)
FAD attributable to common stockholders	$7,367	$14,118	$31,230	$55,749

Weighted-average shares outstanding - basic	55,948	56,543	55,887	56,621
Effect of weighted-average dilutive securities (1)	236	26	19	4
Weighted-average shares outstanding - diluted	56,184	56,569	55,906	56,625

FFO attributable to common stockholders per diluted share	$0.18	$0.39	$0.71	$1.24
Core FFO attributable to common stockholders per diluted share	$0.21	$0.43	$0.83	$1.35
FAD attributable to common stockholders per diluted share	$0.13	$0.25	$0.56	$0.98
____________________________________
(1)Dilutive securities include unvested restricted stock units net of assumed repurchases in accordance with the treasury stock method and exclude performance-based restricted stock units for which the performance thresholds have not been met by the end of the applicable reporting period. Such dilutive securities are not included when calculating net loss per diluted share applicable to the Company for the three and nine months ended September 30, 2024 and 2023, as the effect would be antidilutive.

ORION OFFICE REIT INC.
EBITDA, EBITDAre AND ADJUSTED EBITDA
(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss attributable to common stockholders	$(10,217)	$(16,519)	$(70,250)	$(41,134)
Adjustments:
Interest expense, net	8,170	7,380	24,374	21,741
Depreciation and amortization	19,913	27,013	83,031	83,056
Provision for income taxes	76	160	226	505
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	975	864	2,737	2,579
EBITDA	$18,917	$18,898	$40,118	$66,747
Gain on disposition of real estate assets	—	(18)	—	(18)
Impairment of real estate	—	11,403	25,365	26,976
EBITDAre	$18,917	$30,283	$65,483	$93,705
Transaction related	105	101	382	356
Amortization of above and below market leases, net	(58)	(346)	(1,024)	(835)
Amortization of deferred lease incentives, net	126	(14)	373	187
Loss on extinguishment and forgiveness of debt, net	—	—	1,078	504
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	(7)	(7)	(22)	(22)
Adjusted EBITDA	$19,083	$30,017	$66,270	$93,895

ORION OFFICE REIT INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Interest expense - as reported	$8,170	$7,380	$24,374	$21,741
Adjustments:
Amortization of deferred financing costs and other non-cash charges	(920)	(933)	(2,758)	(3,041)
Proportionate share of Unconsolidated Joint Venture Interest Expense, excluding non-cash amortization	481	371	1,256	1,100
Interest Expense, excluding non-cash amortization	$7,731	$6,818	$22,872	$19,800

	Three Months Ended September 30,		Nine Months Ended September 30,
Interest Coverage Ratio	2024	2023	2024	2023
Interest Expense, excluding non-cash amortization (1)	$7,731	$6,818	$22,872	$19,800
Adjusted EBITDA (2)	19,083	30,017	66,270	93,895
Interest Coverage Ratio	2.47x	4.40x	2.90x	4.74x

Fixed Charge Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$7,731	$6,818	$22,872	$19,800
Secured debt principal amortization	—	—	—	—
Proportionate share of Unconsolidated Joint Venture adjustments for secured debt principal amortization	138	—	184	—
Total fixed charges	7,869	6,818	23,056	19,800
Adjusted EBITDA (2)	19,083	30,017	66,270	93,895
Fixed Charge Coverage Ratio	2.43x	4.40x	2.87x	4.74x
____________________________________
(1)Refer to the Statement of Operations for interest expense calculated in accordance with GAAP and to the Supplemental Information Package for the required reconciliation to the most directly comparable GAAP financial measure.
(2)Refer to the Statement of Operations for net income calculated in accordance with GAAP and to the EBITDA, EBITDAre and Adjusted EBITDA section above for the required reconciliation to the most directly comparable GAAP financial measure.

Net Debt	September 30, 2024	December 31, 2023
Mortgages payable, net	$353,373	$352,856
Credit facility revolver	130,000	116,000
Total debt - as reported	483,373	468,856
Deferred financing costs, net	1,627	2,144
Principal Outstanding	485,000	471,000
Proportionate share of Unconsolidated Joint Venture Principal Outstanding	27,148	27,332
Adjusted Principal Outstanding	512,148	498,332
Cash and cash equivalents	(16,564)	(22,473)
Proportionate share of Unconsolidated Joint Venture cash and cash equivalents	(751)	(650)
Net Debt	$494,833	$475,209

ORION OFFICE REIT INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

	September 30, 2024	December 31, 2023
Total real estate investments, at cost - as reported	$1,324,778	$1,320,396
Adjustments:
Gross intangible lease assets	292,481	333,658
Gross intangible lease liabilities	(46,411)	(31,250)
Non-Operating Properties total real estate investments, at cost	(11,113)	—
Proportionate share of Unconsolidated Joint Venture Gross Real Estate Investments	45,565	45,548
Gross Real Estate Investments	$1,605,300	$1,668,352

	September 30, 2024	December 31, 2023
Net Debt Ratios
Net Debt (1)	$494,833	$475,209
Annualized Most Recent Quarter Adjusted EBITDA	76,332	98,588
Net Debt to Annualized Quarter-to-Date Adjusted EBITDA Ratio	6.48x	4.82x

Net Debt (1)	$494,833	$475,209
Annualized Year-to-Date Adjusted EBITDA (2)	88,360	118,542
Net Debt to Annualized Year-to-Date Adjusted EBITDA Ratio (2)	5.60x	4.01x

Net Debt (1)	$494,833	$475,209
Gross Real Estate Investments (1)	1,605,300	1,668,352
Net Debt Leverage Ratio	30.8%	28.5%

Unencumbered Assets/Real Estate Assets
Unencumbered Gross Real Estate Investments	$992,544	$1,060,660
Gross Real Estate Investments (1)	1,605,300	1,668,352
Unencumbered Asset Ratio	61.8%	63.6%
____________________________________
(1)Refer to the Balance Sheets for total debt and real estate investments, at cost calculated in accordance with GAAP and to the table above for the required reconciliation to the most directly comparable GAAP financial measure. The Company's otherwise unencumbered properties are part of the unencumbered property pool under the related loan agreements and therefore, generally are not available to simultaneously serve as collateral under other borrowings.
(2)Year-to-date Adjusted EBITDA for December 31, 2023 has not been annualized for the purpose of this calculation.

ORION OFFICE REIT INC.
CORE FUNDS FROM OPERATIONS PER DILUTED SHARE - 2024 GUIDANCE
(Unaudited)

The Company expects its 2024 Core FFO per diluted share to be in a range between $0.99 and $1.01. This guidance assumes:
• General & Administrative Expenses: $19.5 million to $20.5 million
• Net Debt to Adjusted EBITDA: 6.2x to 6.6x

The estimated net income per diluted share is not a projection and is provided solely to satisfy the disclosure requirements of the SEC.
The Company does not provide a reconciliation of Net Debt to Adjusted EBITDA guidance to the most directly comparable GAAP measure, due to the inherent difficulty and uncertainty in quantifying certain adjustments principally related to the Company’s investment in the unconsolidated joint venture.

	Low	High
Diluted net loss per share attributable to common stockholders	$(1.04)	$(1.02)
Depreciation and amortization of real estate assets	1.83	1.83
Proportionate share of adjustments for Unconsolidated Joint Venture	0.03	0.03
FFO attributable to common stockholders per diluted share	0.82	0.84
Adjustments (1)	0.17	0.17
Core FFO attributable to common stockholders per diluted share	$0.99	$1.01
____________________________________
(1)Includes transaction related expenses, amortization of deferred lease incentives, net, amortization of deferred financing costs, equity-based compensation, and our proportionate share of such adjustments for the Unconsolidated Joint Venture.